CENTENE CORPORATION

Restricted Stock Unit Agreement Granted Under
Amended and Restated 2003 Stock Incentive Plan

THIS AGREEMENT is entered into by Centene Corporation, a Delaware corporation (hereinafter the "Company"), and the undersigned employee of the Company (hereinafter the "Participant").

WHEREAS, the Participant renders important services to the Company and acquires access to Confidential Information (as defined below) of the Company in connection with the Participant's relationship with the Company; and

WHEREAS, the Company desires to align the long-term interests of its valued employees with those of the Company by providing the ownership interest granted herein and to prevent former employees whose interest may become adverse to the Company from maintaining an ownership interest in the Company;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

  Grant of RSUs.

  This Agreement evidences the grant by the Company on __________, 20__ (the "Grant Date") to the Participant of __________ restricted stock units (each an "RSU," and collectively the "RSUs") pursuant to the Company's Amended and Restated 2003 Stock Incentive Plan (the "Plan"). Each RSU represents the right to receive one share of the common stock, $.001 par value per share, of the Company ("Common Stock") as provided in this Agreement. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to in this Agreement as "Shares."

  Vesting.

  Subject to Section 3 of this Agreement, the RSUs shall vest as to ___% of the original number of RSUs on the __________ anniversary of the Grant Date and as to an additional ___% of the original number of RSUs at the end of each successive __________ period following the first anniversary of the Grant Date until the __________ anniversary of the Grant Date.

  Reorganization Event.

  Upon the occurrence of a "Change in Control," all of the RSUs that (but for the application of this clause) are not vested at the time of the occurrence of such Change in Control event shall vest. A "Change in Control" shall be deemed to have occurred if any of the events set forth in any one of the following clauses shall occur: (i) any Person (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding a group of persons including the Participant, is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent or more of the combined voting power of the Company's then-outstanding securities; (ii) individuals who, as of the Grant Date, constitute the Board of Directors of the Company (the "Incumbent Board"), cease for any reason to constitute a majority thereof (provided, however, that an individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company's stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be included within the definition of Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual election contest (or such terms used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company); or (iii) the stockholders of the Company consummate a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

  Distribution of Shares.

    Timing of Distribution. The Company will distribute to the Participant (or to the Participant's estate in the event of the death of the Participant occurring after a vesting date but before distribution of the corresponding Shares), as soon as administratively practicable after each vesting date, the Shares represented by RSUs that vested on such vesting date.

    No Fractional Shares. No fractional Shares shall be issuable pursuant to any RSU. In lieu of any fractional shares to which the Participant would otherwise be entitled, the Company shall pay cash in an amount equal to such fraction multiplied by the Fair Market Value (as defined in the Plan) of a share of Common Stock.

    Termination of Employment. In the event that the Participant's employment with the Company (and any parent or subsidiary thereof) is terminated for any reason by the Company or by the Participant (including by reason of death or disability, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the RSUs shall cease vesting as of the date of termination.

    Compliance Restrictions. The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless (i) the Participant has complied with covenants set forth in Section 10 of this Agreement and (ii) the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including any applicable federal or state securities laws and the requirements of any stock exchange or quotation system upon which Common Stock may then be listed or quoted.

  Restrictions on Transfer.

  The RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, the RSUs shall be exercisable only by the Participant.

  No Rights as Stockholder.

  Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or shall have any rights or privileges of, a stockholder of the Company in respect of any Share issuable pursuant to the RSUs granted hereunder until such Share has been delivered to the Participant.

  Withholding Taxes; Section 83(b) Election.

    No Shares will be delivered pursuant to the vesting of an RSU unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, the amount (with respect to such vesting, the "Withholding Amount") of the Company's minimum statutory withholding obligations with respect to the income recognized by the Participant upon such vesting, based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income.

    The Participant acknowledges that no election under Section 83(b) of the Code may be filed with respect to the RSUs.

  Automatic Sales Upon Vesting; Delivery of Shares.

    The Participant has delivered to the Company a copy of a binding contract, written plan or specific instruction executed by the Participant and a broker-dealer (the "Broker") and operated in compliance with Rule 10b5-1 under the Exchange Act with respect to any and all Shares that may be sold from time to time pursuant to paragraph (b) of this Section 8 (the "10b5-1 Plan") in order to fund payment of any Withholding Amount. It is understood that the 10b5-1 Plan may also relate to other sales of Common Stock by the Participant. The Participant represents to the Company that the 10b5-1 Plan is in effect as of the date hereof in the form delivered to the Company, and agrees that the Participant will not, without the consent of the Company, amend or terminate any of the provisions of the 10b5-1 Plan relating to sales or Shares to fund payment of a Withholding Amount.

    Prior to or promptly after the date of vesting of an RSU, the Company shall advise the Broker of the Withholding Amount. In accordance with the terms of the 10b5-1 Plan, the Broker then shall (i) sell a number of Shares sufficient to provide proceeds (net of any commission or other brokerage fee) equal to at least the Withholding Amount, (ii) notify the Company of the number of Shares so sold, and (iii) transmit to the Company proceeds equal to the Withholding Amount. Promptly after receiving such notice of the number of Shares sold by the Broker to fund the Withholding Amount and receiving proceeds thereof equal to the Withholding Amount, the Company shall deliver (i) to the Broker, a certificate or certificates representing the number of Shares so sold and (ii) to the Participant, a certificate or certificates representing the balance of the Shares vesting on such vesting date.

    It is understood that the Participant and the Company may agree from time to time, subject to compliance with applicable laws, to procedures to be implemented, in lieu of the procedures set forth in paragraphs (a) and (b) of this Section 8, to fund the Withholding Amount.

    The Participant represents to the Company that, as of the date hereof, the Participant is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement to constitute a "binding contract" relating to the sale of Common Stock pursuant to this Section 8, consistent with the affirmative defense to liability under Section 10(b) of the Exchange Act contemplated by Rule 10b5-1(c) under the Exchange Act.

  Provisions of the Plan.

  The RSUs are subject to the provisions of the Plan, a copy of which is being furnished to the Participant with this Agreement.

  Participant's Covenants.

  For and in consideration of the delivery of this Agreement, the Participant agrees to the provisions of this Section 10.

    Confidential Information. As used in this Agreement, "Confidential Information" shall mean the Company's trade secrets and other non-public proprietary information relating to the Company or the business of the Company, including information relating to financial statements, customer lists and identities, potential customers, customer contacts, employee skills and compensation, employee data, suppliers, acquisition targets, servicing methods, equipment, programs, strategies and information, analyses, marketing plans and strategies, profit margins, financial, promotional, marketing, training or operational information, and other information developed or used by the Company that is not known generally to the public or the industry. Confidential Information shall not include any information that is in the public domain or becomes known in the public domain through no wrongful act on the part of the Participant.

    Non-Disclosure. The Participant agrees that the Confidential Information is a valuable, special and unique asset of the Company's business, that such Confidential Information is important to the Company and the effective operation of the Company's business, and that during employment with the Company and at all times thereafter, the Participant shall not, directly or indirectly, disclose to any competitor or other person or entity (other than current employees of the Company) any Confidential Information that the Participant obtains while performing services for the Company, except as may be required in the Participant's reasonable judgment to fulfill his duties hereunder or to comply with any applicable legal obligation.

    Non-Competition; Non-Solicitation.

      During the Participant's employment with the Company and for the period of six months immediately after the termination of the Participant's employment with the Company for any cause whatsoever, the Participant shall not invest in (other than in a publicly traded company with a maximum investment of no more than 1% of outstanding shares), counsel, advise, consult or be otherwise engaged or employed by any entity or enterprise (a "Competitor") that competes with (A) the Company's business of providing Medicaid managed care services, Medicaid-related services, and behavior health, nurse triage and pharmacy compliance specialty services or (B) any other business in which, after the Grant Date, the Company becomes engaged (or has taken substantial steps in which to become engaged) on or prior to the date of termination of the Participant's employment, regarding which business the Participant has acquired confidential information, and regarding which business constitutes (or is expected to constitute if only then recently commenced) more than 5% of the annual gross revenues of the Company or, as conducted by such Competitor, more than 35% of the Competitor's annual gross revenues.

      During the Participant's employment with the Company and for the period of twelve months immediately after the termination of the Participant's employment with the Company for any cause whatsoever (the "Restricted Period"), the Participant will not, either directly or indirectly, either for himself or for any other person, firm, company or corporation, call upon, solicit, divert, or take away, or attempt to solicit, divert or take away any of the customers, prospective customers, business, vendors or suppliers of the Company that the Participant had dealings with, or responsibility for, or the Participant had access to, confidential information of such customers, vendors or suppliers.

      The Participant shall not, at any time during the Restricted Period, without the prior written consent of the Company, (A) directly or indirectly, solicit, recruit or employ (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the previous six months an employee, representative, officer or director of the Company; or (B) take any action to encourage or induce any employee, representative, officer or director of the Company to cease their relationship with the Company for any reason.

    Enforcement. If any of the provisions or subparts of this Section 10 shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions or subparts thereof shall nevertheless continue to be valid and enforceable according to their terms. Further, if any restriction contained in the provisions or subparts of this Section 10 is held to be overbroad or unreasonable as written, the parties agree that the applicable provision should be considered to be amended to reflect the maximum period, scope or geographical area deemed reasonable and enforceable by the court and enforced as amended.

    Remedy for Breach.

      Because the Participant's services are unique and because the Participant has access to the Company's Confidential Information, the parties agree that any breach or threatened breach of this Section 10 will cause irreparable harm to the Company and that money damages alone would be an inadequate remedy. The parties therefore agree that, in the event of any breach or threatened breach of this Section 10, and in addition to all other rights and remedies available to it, the Company may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief, without a bond, in order to enforce or prevent any violations of the provisions of this Section 10.

      The Participant acknowledges and agrees that nothing contained herein shall be construed to be an excessive remedy to prohibit the Company from pursuing any other remedies available to it for such actual or threatened breach, including the recovery of money damages, proximately caused by the Participant's breach of this Section 10.

    Survival. The provisions of this Section 10 shall survive and continue in full force in accordance with their terms notwithstanding any forfeiture, termination or expiration of this Agreement in accordance with its terms or any termination of the Participant's employment for any reason (whether voluntary or involuntary).

  Miscellaneous.

    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

    Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 5 of this Agreement.

    Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after delivery to a United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this paragraph (d).

    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the RSUs.

    Participant's Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant's own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP, is acting as counsel to the Company in connection with the transactions contemplated by the agreement, and is not acting as counsel for the Participant.

    Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.

    Deferral. Neither the Company nor the Participant may defer delivery of any Shares issuable under unvested RSUs except to the extent that such deferral complies with the provisions of Section 409A of the Code.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

Dated: ______________, 200_ CENTENE CORPORATION

By:

Name:

Title:

[Name of Participant]

Address: